UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 26, 2020 (June 26, 2020)

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices, including zip code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CZR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 26, 2020, Caesars Entertainment Corporation (“Caesars”) issued a press release announcing that it and Eldorado Resorts, Inc. (“Eldorado”) have obtained the Federal Trade Commission (the “FTC”) clearance necessary to consummate their proposed merger (the “Merger”). Eldorado has entered into a consent agreement with the FTC, which concludes the FTC’s Hart Scott Rodino review of the Merger and satisfies all required antitrust clearances for the Merger. Under the terms of the consent order, Eldorado has agreed to divest the Eldorado Resort Casino in Shreveport, Louisiana, and the MontBleu Casino Resort & Spa in Lake Tahoe, Nevada, to certain subsidiaries of Twin River Worldwide Holdings, Inc. (“Twin River”), pursuant to Eldorado’s and Twin River’s previously announced equity purchase agreement among themselves and certain of their affiliates, dated as of April 24, 2020. The consummation of the Merger remains subject to the satisfaction of other closing conditions, including receipt of all consents and approvals from the Nevada Gaming Control Board, the Nevada Gaming Commission, the New Jersey Casino Control Commission, the Indiana Gaming Commission and the Indiana Horse Racing Commission.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: June 26, 2020	By:	/s/ Michelle Bushore
	Name:	Michelle Bushore
	Title:	Executive Vice President, General Counsel, Chief Legal & Risk Officer and Corporate Secretary